UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2015
PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5205 Prospect Road, Suite 135-226, San Jose, CA		95129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 538-3373
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2015, Pacific Green Technologies China Limited, a wholly-owned subsidiary of our company, entered into a commercial joint venture agreement (the “Agreement”) with PowerChina SPEM Company Limited (“PowerChina”) wherein PowerChina would receive and process orders from our company for customers, and manufacture and install products as an engineering procurement construction process. In return, our company agreed to design the product and provide a technology license and technical supports to PowerChina. During the Agreement, we will provide PowerChina with a non-transferrable right and license to use Technology to manufacture and install our product within the Peoples’ Republic of China.

Upon receiving each order from us, PowerChina and we shall submit to each other the respective estimated budgets. For each project, after receipt of the revenue from the relevant customer, the budgets of our company and PowerChina shall be deducted and reimbursed from the revenue proportionally. We have agreed to share the gross profit pursuant to an even split of 50% to PowerChina and 50% to our company.

Item 9.01	Financial Statements and Exhibits.

10.1	Commercial Joint Venture Agreement between PowerChina SPEM Company Limited and Pacific Green Technologies China Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Neil Carmichael
Neil Carmichael
President and Director
Date:	December 21, 2015

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